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                                                                     EXHIBIT 5.1


                    Parcel, Mauro, Hultin & Spaanstra, P.C.
                                ATTORNEYS AT LAW
                                   SUITE 3600
                             1801 CALIFORNIA STREET
                          DENVER, COLORADO  80202-2636
                            TELEPHONE (303) 292-6400
                           TELECOPIER (303) 295-3040



                                October 3, 1996


Frontier Airlines, Inc.
12015 East 46th Avenue
Denver, CO  80239


Gentlemen:

     In connection with the Registration Statement on Form S-8, being filed by Frontier Airlines, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 184,959 shares of the Company's Common Stock offered under the Company's Employee Stock Ownership Plan (the "Plan"), we are of the opinion that:

     1. The Company is a validly organized and existing corporation under the laws of the State of Colorado;

     2. All necessary corporate action has been duly taken to authorize the establishment of the Plan and the issuance of 184,959 shares of the Company's Common Stock under the Plan; and

     3. The shares of the Company's Common Stock, when issued in accordance with the Plan, will be legally issued, fully paid and nonassessable shares of the Common Stock of the Company.

     We hereby consent to the filing of a copy of this opinion as Exhibit 5.1 to the Company's Registration Statement on Form S-8.

                                Very truly yours,

                                /s/ Parcel, Mauro, Hultin & Spaanstra, P.C.